Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.’s 333-191116, 333-103229, 333-96957 and 333-98319 on Form S-8 of Plumas Bancorp of our reported dated June 22, 2018 appearing in this Annual Report on Form 11-K of the Plumas Bank 401(k) Profit Sharing Plan for the year ended December 31, 2017.

Laguna Hills, California

June 22, 2018

25231 Paseo De Alicia, Suite 100    Laguna Hills, CA  92653    Tel: 949.768.0833    Fax: 949.768.8408    www.vtdcpa.com

FRESNO  ●  LAGUNA HILLS  ●  PALO ALTO  ●   PLEASANTON  ●  RANCHO CUCAMONGA  ●  SACRAMENTO ● RIVERSIDE